UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025 (July 30, 2025)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of independent registered public accounting firm

On July 30, 2025, Professional Diversity Network, Inc. (the “Company”) received a resignation letter from Sassetti LLC (“Sassetti”), the independent registered public accounting firm for the Company, stating that its resignation from its role as the Company’s independent registered public accounting firm on July 24, 2025. The Company and Sassetti engaged in initial communications regarding the resignation on July 24, 2025, and the Company received the executed resignation letter on July 30, 2025 following the settlement of outstanding payments and logistical matters between the parties. Sassetti’s decision to resign as auditor for the Company was based upon scheduling conflict and its resources and not based upon any issues related to the Company’s audit. The Board did not participate in Sassetti’s decision to resign.

The reports of Sassetti on the Company’s financial statements as of and for the two most recent fiscal years ended December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern due to its recurring losses from operations and net capital deficiency.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through Sassetti's resignation, there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Sassetti on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sassetti, would have caused Sassetti to make reference to the subject matter of the disagreements in connection with its reports on financial statements of the Company for such years. During this same period, there were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

The Company has provided Sassetti with a copy of the foregoing disclosures under Item 4.01 on Form 8-K prior to filing it with the U.S. Securities and Exchange Commission (“SEC”) and has requested that Sassetti furnish to the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01 on Form 8-K. A copy of Sassetti’s letter, dated August 4, 2025, is attached as Exhibit 16.1 to this report on Form 8-K.

Engagement of new independent registered public accounting firm

The Company has engaged SR CPA & Co. (“SR CPA”), a Public Company Accounting Oversight Board registered firm , as the independent registered public accounting firm for the Company, effective on July 31, 2025. The Audit Committee of the Company approved the engagement of SR CPA.

During the Company’s two most recent fiscal years (ended December 31, 2023 and December 31, 2022) and the subsequent interim period prior to the engagement of SR CPA, neither the Company, nor anyone on the Company’s behalf, consulted with SR CPA regarding either: (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v))

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated August 4, 2025 from Sassetti LLC addressed to the U.S. Securities and Exchange Commission confirming the disclosure contained in Item 4.01 of this report on Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: August 4, 2025	By:	/s/ Xun Wu
	Name:	Xun Wu
	Title:	Chief Executive Officer

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